UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2017

EVOLENT HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 N. Glebe Road, Suite 500
Arlington, VA 22203
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (571) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2017, the Board of Directors (the “Board”) of Evolent Health, Inc. (the “Company”) elected Dr. Bridget Duffy as a Class II director. The Board also appointed Dr. Duffy to the Company’s Nominating and Governance Committee.  Dr. Duffy is the Chief Medical Officer of Vocera. Prior to joining Vocera, Dr. Duffy co-founded and served as Chief Executive Officer of ExperiaHealth. Dr. Duffy also served as the Chief Experience Officer at the Cleveland Clinic. Dr. Duffy attended medical school at the University of Minnesota, and completed her residency in internal medicine at Abbott Northwestern Hospital in Minneapolis, Minnesota.

The Board has determined that Dr. Duffy is an independent director under the New York Stock Exchange (“NYSE”) Corporate Governance Standards and that she meets the Securities and Exchange Commission’s independence requirements. There are no arrangements or understandings between Dr. Duffy and any other persons pursuant to which Dr. Duffy was selected as a director. As of the date of this Current Report on Form 8-K, neither Dr. Duffy nor any of her immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Duffy will have the same director indemnification arrangements described in the Company’s final prospectus filed with the Securities and Exchange Commission on August 7, 2017. In addition, Dr. Duffy will be eligible to participate in the compensation arrangements and programs that are established for the Company’s non-employee directors.

Item 8.01 - Other Events.

Increase in Board Size

The Board approved an increase in the size of the Board from 10 to 11 members to satisfy the requirements of applicable laws and stock exchange regulations, effective concurrent with the appointment of Dr. Duffy to the Board.

Majority Independent Board

As previously disclosed, effective October 3, 2016, the Company ceased to be a “controlled company” within the meaning of the NYSE rules.  NYSE rules require that a majority of the directors on the Board consists of independent directors and that the Company’s audit committee, compensation committee and nominating and governance committee be composed entirely of independent directors within one year of such date, or October 3, 2017. Following the election of Dr. Duffy to the Company’s Board as described in Item 5.02 of this Form 8-K, the Company’s Board consists of a majority of independent directors.  As previously disclosed, the Company’s audit committee, compensation committee and nominating and governance committee are fully independent.  The Company’s nominating and governance committee will continue to be fully independent following Dr. Duffy’s appointment to this committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: September 14, 2017	By:	/s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: General Counsel